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                                                                   Exhibit 10.17


                  STOCKHOLDER'S AGREEMENT, dated as of April 23, 2002, between FLCC Holdings, Inc., a Delaware corporation, and Farid Suleman (the "Employee").

                  WHEREAS, Forstmann Little & Co. Equity Partnership-VI, L.P., a Delaware limited partnership ("Equity-VI"), Forstmann Little & Co. Equity Partnership-VII, L.P., a Delaware limited partnership ("Equity-VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P., a Delaware limited partnership ("MBO-VII"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P., a Delaware limited partnership ("MBO-VIII"), have subscribed for and purchased shares of Class A Common Stock;

                  WHEREAS, the Employee wishes to subscribe for and purchase and the Company desires to issue and sell to the Employee authorized but unissued shares of Class B Common Stock on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Employee and the Company wish to provide for certain arrangements with respect to the Employee's rights to hold and dispose of the shares of Class B Common Stock acquired by the Employee hereunder.

                  NOW, THEREFORE, the parties hereto agree as follows:

1.  DEFINITIONS

                  1.1  DEFINITIONS; RULES OF CONSTRUCTION.

                           (a) The following terms, as used herein, shall have
the following meanings:

                           "Act" shall mean the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

                           "Affiliate" shall mean, with respect to any Person,
any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

                           "Affiliate Securities" shall mean any securities
issued by an Affiliate of the Company.

                           "Aggregate Number of Acquired Shares" shall mean the
aggregate number of shares of Class B Common Stock acquired by the Employee pursuant hereto (adjusted, where appropriate, to reflect any Capital Transaction).

                           "Aggregate Number of Shares Sold" shall mean, as at
any date, the aggregate number of shares sold by the Employee pursuant to
Section 3.3, 3.4 or 3.5 hereof prior

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to such date, if any (adjusted, where appropriate, to reflect any Capital
Transaction effected after the date of any such sale).

                           "Agreement" shall mean this Stockholder's Agreement,
as amended, supplemented or modified from time to time.

                           "Book Value Certificate" shall have the meaning
ascribed to such term in Section 4.3(a) hereof.

                           "Book Value of the Company" shall mean the sum of (x)
the total assets minus the total liabilities of the Company on a consolidated basis, as of the Valuation Date, plus (y) the amount of any reduction in stockholders' equity resulting from the application of EITF Issue Summary No. 88-16, Basis in Leveraged Buyouts, as of the Valuation Date, plus (z) the amount of accumulated amortization, recorded on the books of the Company, on the excess of (i) the amount of the purchase price paid for Citadel by the FL & Co. Companies and the other initial investors that was allocated to goodwill and FCC licenses over (ii) the amount of goodwill and FCC licenses, net of amortization, recorded on the books of Citadel immediately prior to its acquisition by the FL & Co. Companies. For purposes of calculating the Book Value of the Company and the Book Value Per Share, (i) all options and other rights to acquire equity interests in the Company outstanding immediately prior to the Election Date or exercised between the Valuation Date and the Election Date shall be deemed to have been exercised on the Valuation Date, and (ii) the number of outstanding shares on the Valuation Date shall be increased by the number of shares subject to each such option or other right and the assets of the Company shall be increased by the aggregate exercise price payable in respect of the exercise of each such option or other right (with respect to clauses (i) and (ii), in the case of any such option or other right unless the effect thereof would be to increase the Book Value Per Share).

                           "Book Value Per Share" shall mean the amount which
would be payable on the Valuation Date in respect of one share of Class B Common Stock in the event of a dissolution, liquidation or winding-up of the affairs of the Company if the amount of assets available for distribution in the event of such dissolution, liquidation or winding-up with respect to all shares of capital stock of the Company outstanding (or deemed to be outstanding, as set forth above in the definition of "Book Value of the Company") on the Valuation Date were equal to the Book Value of the Company. In the event there has been a Stock Dividend after the Valuation Date and prior to the Election Date, the number of shares outstanding for purposes of determining Book Value Per Share shall be the number of shares that would have been outstanding immediately after the Stock Dividend on the Valuation Date had the Stock Dividend occurred on the Valuation Date.

                           "Capital Transaction" shall mean any Stock Dividend,
recapitalization (including, without limitation, any special dividend or distribution), reclassification, spin-off, partial liquidation or similar capital adjustments (including, without limitation, through merger or consolidation).


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                           "Cause" shall mean (i) the occurrence of any of the
events set forth in Section 4.2(a), (b) or (c), or (ii) the Employee's having
(a) grossly neglected his or her assigned duties or (b) engaged in willful misconduct resulting in, or reasonably likely to result in, material and demonstrable damage to the Company.

                           "Certificate of Incorporation" shall mean the
Restated Certificate of Incorporation of the Company, as in effect from time to time.

                           "Citadel" shall mean Citadel Communications
Corporation, a Nevada corporation.

                           "Class A Common Stock" shall mean the Class A Common
Stock, par value $0.01 per share, of the Company. There shall be included within the term Class A Common Stock any Class A Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Class A Common Stock pursuant to a Capital Transaction or otherwise.

                           "Class B Common Stock" shall mean the Class B Common
Stock, par value $0.01 per share, of the Company. There shall be included within the term Class B Common Stock any Class B Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Class B Common Stock pursuant to a Capital Transaction or otherwise. Without limiting the generality of the foregoing, all references herein to the Class B Common Stock shall include, and the provisions hereof (including, without limitation, Articles 3 and 4 hereof) shall also be applicable to, the Class A Common Stock for which the Class B Common Stock shall be exchanged pursuant to the Certificate of Incorporation.

                           "Closing" shall have the meaning ascribed to such
term in Section 3.2(d) hereof.

                           "Closing Date" shall have the meaning ascribed to
such term in Section 2.2 hereof.

                           "Company" shall mean FLCC Holdings, Inc., a Delaware
corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

                           "Competing Operations" shall have the meaning
ascribed to such term in the definition of Competitive Activity.

                           "Competitive Activity" shall mean engaging in any of
the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity


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or debt interests which are publicly traded and do not exceed 2% of the particular class of interests then outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which the Employee owns an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to the Employee, such portion determined by applying the percentage of the equity interest in such entity owned by the Employee to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; or (iv) employment by (including serving as an officer or director of), or providing consulting services to, any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (1) his or her employment duties are at or involving the part of the Competitor's business that competes with any of the businesses conducted by the Company or any of its subsidiaries (the "Competing Operations"), including serving in a capacity where any person at the Competing Operations reports to the Employee, or (2) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.

                           "Competitor" shall mean any Person that is engaged in
owning, operating or acquiring directly or indirectly (through a corporation, trust, partnership or other Person) a Radio Broadcasting Business that operates in the same market as and competes directly or indirectly with a Radio Broadcasting Business which, at the time the Employee is Terminated, is owned or operated by the Company or any of its subsidiaries or which the Company or any of its subsidiaries intends to own, operate or acquire (which intention was disclosed to the Employee prior to or in connection with his Termination). The determination as to whether or not any Radio Broadcasting Business competes directly or indirectly with the Company or any of its subsidiaries shall be made by the Company in its reasonable discretion.

                           "Confidential or Proprietary Information" shall mean
any non-public information about the Company or any Affiliate thereof which was acquired during the Employee's employment with the Company or any Affiliate thereof and which has or is reasonably likely to have competitive value to the Company or any Affiliate thereof.

                           "Election Date" shall have the meaning ascribed to
such term in Section 3.2(a) hereof.

                           "Equity-VI" shall have the meaning ascribed to such
term in the first "Whereas" clause hereof.

                           "Equity-VII" shall have the meaning ascribed to such
term in the first "Whereas" clause hereof.


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                           "Exchange Rate" shall have the meaning ascribed to
such term in Section 3.3 hereof.

                           "Expenses of Sale" shall mean all expenses incurred
by the FL & Co. Companies and their Affiliates in connection with the sale of the shares of the selling stockholders pursuant to Section 3.3, 3.4 or 3.5 hereof to the extent that such expenses are not paid or reimbursed by the Company.

                           "Fair Value" shall mean, if the Class A Common Stock
is listed or traded in a manner referred to below, as at any date of Termination, (i) with respect to the Class B Common Stock, the product, rounded to three decimal places, of (x) the fraction of a share of Class A Common Stock for which a share of Class B Common Stock is exchangeable in accordance with the Exchange Rate and (y) an amount equal to the average of the daily Closing Prices on the twenty consecutive trading days immediately preceding the date of Termination or the Section 3.2(f) Notice Date, as the case may be, and (ii) with respect to the Class A Common Stock, an amount equal to the average of the daily Closing Prices on the twenty consecutive trading days immediately preceding the date of Termination or the Section 3.2(f) Notice Date, as the case may be. As used in this Agreement, the term "Closing Price", with respect to the Class A Common Stock, on any day shall mean the last reported sales price on such day or, in the event no such sale takes place on such day, the average of the closing bid and asked prices, in each case on the New York Stock Exchange or, if the Class A Common Stock is not then listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading, or, if the Class A Common Stock is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or a similar organization if NASDAQ is no longer reporting such information). If the Class A Common Stock is not listed and traded in a manner that the pricing information referred to above is available for the period required hereunder, the Fair Value per share of Class B Common Stock or Class A Common Stock, as the case may be, shall be deemed to be the fair market value of such security as determined in good faith by the Board of Directors of the Company.

                           "FCC" shall mean the Federal Communications
Commission or any successor entity.

                           "FL & Co. Companies" shall mean the collective
reference to Equity-VI, Equity VII, MBO-VII and MBO-VIII.

                           "Immature Shares" shall have the meaning ascribed to
such term in Section 3.2(f) hereof.

                           "Legal Representative" shall mean the guardian,
executor, administrator or other legal representative of the Employee. All references herein to the Employee shall be deemed to include references to the Employee's Legal Representative, if any, unless the context otherwise requires.


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                           "Litigation" shall mean any actions, suits or
proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

                           "MBO-VII" shall have the meaning ascribed to such
term in the first "Whereas" clause hereof.

                           "MBO-VIII" shall have the meaning ascribed to such
term in the first "Whereas" clause hereof.

                           "Permitted Transferee" shall have the meaning
ascribed to such term in Section 3.1(b) hereof.

                           "Person" shall mean an individual, a corporation, a
partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                           "Prime Rate" shall mean the rate of interest per
annum publicly announced from time to time by J.P. Morgan Chase & Co. or any successor bank thereto as its prime rate in effect at its principal office in New York City.

                           "Prohibited Activity" shall have the meaning ascribed
to such term in Section 4.1 hereof.

                           "Purchase Closing" shall have the meaning ascribed to
such term in Section 2.2 hereof.

                           "Purchased Shares" shall have the meaning ascribed to
such term in Section 3.2(d) hereof.

                           "Purchase Price" shall have the meaning ascribed to
such term in Section 2.1 hereof.

                           "Put Date" shall have the meaning ascribed to such
term in Section 3.2(a) hereof.

                           "Radio Broadcasting Business" shall mean any business
which (i) owns or operates one or more radio stations or (ii) owns or operates any Internet or digital audio broadcasting business if such business also owns or operates, or is Affiliated with an owner or operator of, one or more radio stations.

                           "Release Date" shall mean the date on which the FL &
Co. Companies and their Affiliates shall cease to own in the aggregate directly or indirectly at least 20 percent of the then outstanding securities of the Company having the power to vote in the election of directors of the Company.


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                           "Representative" shall have the meaning ascribed to
such term in Section 6.13(b) hereof.

                           "Repurchase Notice" shall have the meaning ascribed
to such term in Section 4.2 hereof.

                           "Sale Obligations" shall mean any liabilities and
obligations (including liabilities and obligations for indemnification, amounts paid into escrow and post-closing adjustments) incurred by the selling stockholders in connection with the sale of their shares pursuant to Section 3.3, 3.4 or 3.5 hereof.

                           "Scheduled Closing Date" shall have the meaning
ascribed to such term in Section 3.2(d) hereof.

                           "Section 3.2(b)(i) Notice Date" shall have the
meaning ascribed to such term in Section 3.2(b)(i) hereof.

                           "Section 3.2(b)(ii) Notice Date" shall have the
meaning ascribed to such term in Section 3.2(b)(ii) hereof.

                           "Section 3.2(f) Notice Date" shall have the meaning
ascribed to such term in Section 3.2(f) hereof.

                           "Section 3.4 Notice" shall have the meaning ascribed
to such term in Section 3.4(a) hereof.

                           "Stock Dividend" shall mean any stock split, stock
dividend, reverse stock split or similar transaction which changes the number of outstanding shares of capital stock of the Company.

                           "Termination" or "Terminated" shall mean that the
Employee's employment on a full-time basis by the Company and its subsidiaries shall have ceased for any reason whatsoever (including by reason of death, permanent disability or adjudicated incompetency).

                           "Third Party" shall mean any Person other than any FL
& Co. Company or an Affiliate or a partner of any of the FL & Co. Companies or an Affiliate of such partner.

                           "Transaction" shall mean any sale pursuant to Section
3.3, 3.4 or 3.5 hereof.

                           "Unvested Shares" shall mean, as at any date, all
shares of Class B Common Stock owned by the Employee which are not Vested Shares as of such date.


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                           "Valuation Date" shall mean the last day of the
fiscal year of the Company immediately preceding the fiscal year in which the Employee's employment is Terminated.

                           "Vested Shares" shall mean the number of shares of
Class B Common Stock determined as follows: (i) if the Employee is Terminated on or before the first anniversary of March 4, 2002 (the "Hire Date"), (x) 25 percent of the Aggregate Number of Acquired Shares minus (y) the Aggregate Number of Shares Sold; (ii) if the Employee is Terminated after the first anniversary of the Hire Date but on or before the second anniversary of the Hire Date, (x) 50 percent of the Aggregate Number of Acquired Shares minus (y) the Aggregate Number of Shares Sold; (iii) if the Employee is Terminated after the second anniversary of the Hire Date but on or before the third anniversary of the Hire Date, (x) 75 percent of the Aggregate Number of Acquired Shares minus
(y) the Aggregate Number of Shares Sold; and (iv) if the Employee is Terminated after the third anniversary of the Hire Date, (x) the Aggregate Number of Acquired Shares minus (y) the Aggregate Number of Shares Sold.

                           (b) In this Agreement, unless the context otherwise
requires, words in the singular number or in the plural number shall each include the singular number and the plural number.

2.  PURCHASE AND SALE OF CLASS B COMMON STOCK.

                  2.1 SUBSCRIPTION OF CLASS B COMMON STOCK. The Employee hereby subscribes for the number of shares of Class B Common Stock set forth opposite the Employee's name on Annex A hereto, at a price of $3.50 per share in cash (the "Purchase Price").

                  2.2 CLOSING OF THE PURCHASE AND SALE. The closing of the transactions contemplated hereby (the "Purchase Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, at such time as the Company shall designate on the date hereof (the "Closing Date"). At the Purchase Closing, the Company shall deliver to the Employee a duly executed certificate representing the number of shares of Class B Common Stock being purchased by the Employee and shall enter the Employee's name on the books of the Company as the stockholder of record of such shares of Class B Common Stock as of the Closing Date. At or prior to the Purchase Closing, the Employee shall deliver to the Company an amount in cash equal to the aggregate purchase price for such shares.

3.  RIGHTS AND RESTRICTIONS ON CLASS B COMMON STOCK.

                  3.1 NO SALE OR TRANSFER.

                           (a) The Employee shall not sell, transfer, assign,
exchange, pledge, encumber or otherwise dispose of any shares of Class B Common Stock acquired hereunder or grant any option or right to purchase such shares or any legal or beneficial interest therein, except in accordance with the provisions of this Agreement.


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                           (b) The Employee may transfer any shares of Class B
Common Stock acquired hereunder by will, but only to:

                           (i) any spouse, parent, child (whether natural or
                  adopted), grandchild, brother or sister of the Employee, or

                           (ii) any corporation or partnership which is
                  controlled by any spouse, parent, child (whether natural or adopted), grandchild, brother or sister of the Employee

(the person or persons to which shares of Class B Common Stock are transferred in accordance with this Section 3.1(b) being herein referred to as the "Permitted Transferee"); provided, that, for any transfer to the Permitted Transferee to be effective hereunder, the Permitted Transferee shall agree in writing to be bound by all the terms of this Agreement applicable to the Employee (including, without limitation, Article 4 and Section 6.13(b) hereof) as if the Permitted Transferee originally had been a party hereto; and provided, further, that all of the stockholders of any Permitted Transferee that is a corporation and all of the partners of any Permitted Transferee that is a partnership shall agree in writing not to transfer any shares they then own or may hereafter acquire in the corporate Permitted Transferee or any partnership interests they then own or may hereafter acquire in the partnership Permitted Transferee except to a person described in paragraph (i) or (ii) above that has made the same agreement in writing to the Company, so long as the corporate or partnership Permitted Transferee shall own any shares of Class B Common Stock. Any reference herein to the Employee shall be to the Permitted Transferee from and after the date the transfer is effected in accordance with this Section 3.1(b). Without limiting the generality of the foregoing, the provisions of
Section 4.2 hereof shall be likewise applicable to any Permitted Transferee, commencing upon the date that such Person becomes a Permitted Transferee, for the respective periods they would have applied to the Employee.

                  3.2      EMPLOYMENT TERMINATION.

                           (a) If the Employee shall be Terminated, irrespective
of whether the Employee receives, in connection with such Termination, any severance or other payment from the Company or any of its Affiliates under any employment agreement or otherwise, the Company shall have the right, at its option, exercisable by delivery of written notice to the Employee within 90 days (or, in the case of a Termination by reason of death, permanent disability or adjudicated


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incompetency, 180 days) following the date of Termination (the date of delivery of such written notice being referred to herein as the "Election Date"), to purchase all or any portion of the Unvested Shares held by the Employee as of the date of such Termination. If the Employee shall be Terminated by the Company without Cause or by reason of death, permanent disability or adjudicated incompetency, irrespective of whether the Employee receives, in connection with such Termination, any severance or other payment from the Company or any of its Affiliates under any employment agreement or otherwise, the Employee shall have the right, at its option, exercisable by delivery of written notice to the Company within 90 days (or, in the case of a Termination by reason of death, permanent disability or adjudicated incompetency, 180 days) following the date of Termination (the date of delivery of such written notice being referred to herein as the "Put Date"), to require the Company to purchase all, but not less than all, of the Unvested Shares held by the Employee as of the date of such Termination. The purchase price per share of the shares of Class B Common Stock purchased pursuant to this Section 3.2(a) shall be equal to the Purchase Price, adjusted to reflect any Capital Transaction between the Closing Date and the Election Date or Put Date, as the case may be.

                           (b)(i) If the Employee shall be Terminated by reason
of death, permanent disability or adjudicated incompetency, irrespective of whether the Employee receives, in connection with such Termination, any severance or other payment from the Company or any of its Affiliates under any employment agreement or otherwise, the Employee shall have the right, at its option, exercisable by delivery of written notice to the Company within 180 days following the date of Termination (the date of delivery of such written notice being referred to herein as the "Section 3.2(b)(i) Notice Date"), to require the Company to purchase all, but not less than all, of the Vested Shares held by the Employee as of the date of such Termination. The purchase price per share of the shares of Class B Common Stock purchased pursuant to this Section 3.2(b)(i) shall be equal to the Fair Value as of the date of such Termination (or as of the Section 3.2(f) Notice Date, to the extent any of such shares are Immature Shares).

                           (ii) If the Employee shall be Terminated by the
Company without Cause (other than by reason of death, permanent disability or adjudicated incompetency), irrespective of whether the Employee receives, in connection with such Termination, any severance or other payment from the Company or any of its Affiliates under any employment agreement or otherwise, the Employee shall have the right, at its option, exercisable by delivery of written notice to the Company within 90 days following the date of Termination (the date of delivery of such written notice being referred to herein as the "Section 3.2(b)(ii) Notice Date"), to require the Company to purchase all, but not less than all, of the Vested Shares held by the Employee as of the date of such Termination. The purchase price per share of the shares of Class B Common Stock purchased pursuant to this Section 3.2(b)(ii) shall be equal to the Purchase Price, adjusted to reflect any Capital Transaction between the Closing Date and the Section 3.2(b)(ii) Notice Date.

                           (c) All shares of Class B Common Stock held by any
Employee that the Company does not elect to purchase, or that the Employee does not require the Company to purchase, pursuant to the provisions of Section 3.2(a) or 3.2(b) shall continue to be subject to the provisions of this Agreement (including, without limitation, Sections 3.3, 3.4 and 3.5 and Article 4 hereof).

                           (d) Subject to Section 3.2(e) and 3.2(f) hereof, the
closing (the "Closing") of any purchase of shares of Class B Common Stock pursuant to Section 3.2(a) or 3.2(b) hereof (the "Purchased Shares") shall take place at the principal office of the Company on the later of (i) 10 days after the Election Date, the Put Date or the Section 3.2(b)(ii) Notice Date, as the case may be, (ii) (if applicable) 30 days after the Section 3.2(b)(i) Notice Date and (iii) (if applicable) 10 days after the appointment of a Legal Representative (such later date, the "Scheduled Closing Date"). At the Closing, the Employee shall sell, convey, transfer, assign and deliver to the


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Company all right, title and interest in and to the Purchased Shares, which shall constitute (and, at the Closing, the Employee shall certify the same to the Company in writing) good and unencumbered title to such shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those in favor of the Company and the FL & Co. Companies pursuant to this Agreement), and shall deliver to the Company a certificate representing the shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of the Employee, and the Company shall deliver to the Employee, in full payment of the purchase price for the Purchased Shares, either a wire transfer to an account designated by the Employee or a cashier's, certified or official bank check payable to the order of the Employee (the method of payment to be at the option of the Company), in the amount equal to the Purchase Price (adjusted to reflect any Capital Transaction between the Closing Date and the Election Date, Put Date or Section 3.2(b)(ii) Notice Date, as the case may be) or the Fair Value, as the case may be, multiplied by the number of Purchased Shares. Notwithstanding anything herein to the contrary, from and after the Election Date, the Put Date, the
Section 3.2(b)(i) Notice Date or the Section 3.2(b)(ii) Notice Date, as the case may be, the Employee shall not have any rights with respect to any of the Purchased Shares (including any rights pursuant to Sections 3.3 and 3.4 hereof), except to receive the purchase price therefor.

                           (e) Notwithstanding the provisions of Section 3.2(d)
hereof, if the Company exercises its option to purchase, or the Employee requires the Company to purchase, shares of Class B Common Stock pursuant to
Section 3.2(a) or 3.2(b) hereof, but the Company is prohibited from effecting the Closing on the Scheduled Closing Date by any contractual obligation of the Company or any of its Affiliates or by applicable law, then the Closing shall take place on the first practicable date on which the Company is permitted to purchase such shares, and, at the Closing, the Company shall pay to the Employee interest on the unpaid purchase price from and including the Scheduled Closing Date to, but not including, the date of the Closing, at the Prime Rate. If at any time the prohibition shall cease to be applicable to any portion of the shares not purchased, then the Company shall purchase such portion on the first practicable date on which the Company is permitted to do so. The Company shall not declare or pay any dividend of cash or cash equivalents, or purchase any shares of Class A Common Stock or Class B Common Stock for cash or cash equivalents, until the purchase price for all of the Purchased Shares has been paid in full.

                           (f) Notwithstanding the provisions of Section 3.2(d)
hereof, if the Employee requires the Company to purchase Vested Shares pursuant to Section 3.2(b)(i) hereof, and any of such Vested Shares have been Vested Shares under this Agreement for a period of less than six months and one day ("Immature Shares"), then, subject to Section 3.2(e) above, the Closing with respect to such Immature Shares shall take place as promptly as practicable following the date such Immature Shares have been Vested Shares under this Agreement for 230 days. The purchase price per share of the Immature Shares to be purchased at any such Closing shall be equal to the Fair Value as of the date such Immature Shares have been Vested Shares under this Agreement for 230 days (the "Section 3.2(f) Notice Date"). If the Company is prohibited from effecting the Closing of the Immature Shares after the Section 3.2(f) Notice Date by any contractual obligation of the Company or any of its Affiliates or by applicable law, then the Company shall pay to the Employee interest in the manner set forth in
Section 3.2(e) from the Section 3.2(f) Notice Date to, but not including, the date of Closing.

                           (g) Notwithstanding anything to the contrary
contained in this Section 3.2, if at any time prior to any Closing under this
Section 3.2 the Company shall become entitled to purchase any shares of Class B Common Stock, then held by an Employee, pursuant to Section 4.2 hereof, the Company shall be relieved of any of its obligations under Section 3.2 to purchase such shares and the Company's rights to purchase such shares shall be governed by Section 4.2.

                  3.3 PARTICIPATION IN SALE OF CLASS A COMMON STOCK. The Employee, at the Employee's option, may participate proportionately (and the FL & Co. Companies shall allow the Employee to participate proportionately) in any sale (other than a public offering, which shall be governed by Section 3.4 hereof) of all or a portion of the shares of Class A Common Stock owned by either of the FL & Co. Companies to any Third Party by (a) exchanging the same percentage of the Employee's shares of Class B Common Stock as the FL & Co. Companies propose to sell of their shares to the Third Party (determined on the basis of the aggregate number of such shares of Class A Common Stock owned, and the aggregate number of such shares being sold, by the FL & Co. Companies) for shares of Class A Common Stock in accordance with the Exchange Rate, as defined in Subsection 4(d)(i) of Section A of Article Fourth of the Certificate of Incorporation (the "Exchange Rate"), and (b) selling the Class A Common Stock received in such exchange to the Third Party. The Company shall notify the Employee in writing of the FL & Co. Companies' intention to effect such a sale to a Third Party, the identity of the Third Party and the nature and per share amount of consideration to be paid by the Third Party, and shall set forth its calculation of the Exchange Rate, at least 10 days, or such shorter time as the Company deems practicable, before the closing of any such proposed sale of shares of Class A Common Stock. Schedule I hereto sets forth an example illustrating the calculation of the Exchange Rate. Any sale of shares of Class A Common Stock by the Employee pursuant to this Section 3.3 shall be for the same consideration per share, on the same terms and subject to the same conditions as the sale of shares of Class A Common Stock owned by the FL & Co. Companies. The Company shall, immediately prior to, and contingent upon, the consummation of such sale, exchange such shares of Class B Common Stock for Class A Common Stock in accordance with the Exchange Rate. If the Employee sells any shares pursuant to this Section 3.3, the Employee shall pay and be responsible for the Employee's proportionate share of the Expenses of Sale and the Sale Obligations.

                  3.4 PARTICIPATION IN PUBLIC OFFERING OF CLASS A COMMON STOCK.

                           (a) Subject to the provisions of the Certificate of
Incorporation (including, without limitation, Article IV. Section A.4 thereof), if the FL & Co. Companies propose to sell all or any portion of the shares of Class A Common Stock owned by the FL & Co. Companies in a public offering, the Employee shall be entitled, and shall be required as determined by the Board of Directors in its sole discretion, to participate in such public offering by (i) exchanging the same percentage of the Employee's shares of Class B Common Stock as the FL & Co. Companies propose to sell of their shares in the public offering (determined on the basis of the aggregate number of shares of Class A Common Stock owned, and the aggregate number of such shares being sold, by the FL & Co. Companies), and (ii) selling in the public offering the Class A Common Stock received in such exchange. The Company shall notify the Employee in writing of the FL & Co. Companies' intention to effect such public offering at least 10 days, or such shorter time as the Company deems practicable, before the filing with the Securities and Exchange Commission of the registration statement relating to such public offering (the "Section 3.4 Notice") and shall cause the Employee's shares to be sold in such public offering to be included therein. The Section 3.4 Notice shall indicate whether or not the Board of Directors has determined that the Employee shall be required to participate in the public offering. If the Board of Directors does not require the Employee to participate in the public offering and the Employee wishes to participate in such public offering, the Employee shall notify the Company in writing within five days after receipt of the Section 3.4 Notice of his or her intention to participate in such public offering, including the number of shares with respect to which he or she will so participate. Any failure by the Employee to so notify the Company within such five-day period shall be deemed an election by the Employee not to participate in such public offering with respect to any of his or her shares. If the Employee sells any shares pursuant to this Section 3.4, the Employee shall pay and be responsible for the Employee's proportionate share of the Expenses of Sale and the Sale Obligations, including, without limitation, indemnifying the underwriters of such public offering, on a proportionate basis, to the same extent as the FL & Co. Companies are required to indemnify such underwriters.

                           (b) In connection with any proposed public offering
of securities of the Company, whether by any of the FL & Co. Companies or the Company or otherwise, the Employee agrees (i) to supply any information reasonably requested by the Company in connection with the preparation of a registration statement and/or any other documents relating to such public offering, and (ii) to execute and deliver any agreements and instruments reasonably requested by the Company to effectuate such public offering, including, without limitation, an underwriting agreement, a custody agreement and a "hold back" agreement pursuant to which the Employee will agree not to sell or purchase any securities of the Company (whether or not such securities are otherwise governed by this Agreement) for the same period of time following the public offering as is agreed to by the FL & Co. Companies with respect to themselves. If the Company requests that the Employee take any of the actions referred to in clause (i) or (ii) of the previous sentence, the Employee shall take such action promptly but in any event within five days following the date of such request.

                  3.5 REQUIRED PARTICIPATION IN SALE OF CLASS A COMMON STOCK BY THE FL & CO. COMPANIES. Notwithstanding any other provision of this Agreement to the contrary, if the FL & Co. Companies shall propose to sell (including by exchange, in a business combination or otherwise) all or any portion of their shares of Class A Common Stock in a bona fide arm's-length transaction, the FL & Co. Companies, at their option, may require that (x) the Employee exchange the same percentage of the Employee's shares of Class B Common Stock as the FL & Co. Companies propose to sell of their shares in the transaction (determined on the basis of the aggregate number of shares of Class A Common Stock owned, and the aggregate number of such shares being sold, by the FL & Co. Companies) for shares of Class A Common Stock in accordance with the Exchange Rate, and (y) sell all the Class A Common Stock received in such exchange for the same consideration per share, on the same terms and subject to the same conditions in the same transaction and, if stockholder approval of the transaction is required and the Employee is entitled to vote thereon, that the Employee vote the Employee's shares in favor thereof. The Company shall calculate the Exchange Rate and shall, immediately prior to, and contingent upon, the consummation of the transaction exchange such shares of Class B Common Stock for Class A Common Stock in accordance with the Exchange Rate. If the Employee sells any shares pursuant to this Section 3.5, the Employee shall pay and be responsible for the Employee's proportionate share of the Expenses of Sale and the Sale Obligations.

                  3.6 TERMINATION OF RESTRICTIONS AND RIGHTS. Notwithstanding any other provision of this Agreement to the contrary, but subject to the restrictions of all applicable federal and state securities laws, including the restrictions in this Agreement relating thereto, from and after the Release Date any and all shares of Class B Common Stock owned by the Employee (a) may be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of (and the Employee may grant any option or right to purchase such shares or any legal or beneficial interest therein, or may continue to hold such shares), free of the restrictions contained in this Agreement and (b) shall no longer be entitled to any of the rights contained in this Agreement. Without limiting the generality of the foregoing, from and after the Release Date, the provisions of Articles 3 and 4 hereof (other than this Section 3.6 and Sections 4.1(a), 4.1(b) and 4.1(c) hereof) shall terminate and have no further force or effect.

4.  PROHIBITED ACTIVITIES.

                  4.1 PROHIBITION AGAINST CERTAIN ACTIVITIES. The Employee agrees that (a) the Employee will not at any time during the Employee's employment (other than in the course of such employment) with the Company or any Affiliate thereof, or after a Termination, disclose or furnish to any other Person or use for the Employee's own or any other Person's account any Confidential or Proprietary Information, (b) if the Employee is Terminated, the Employee will not for three years following such Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof, (c) the Employee will not at any time during the Employee's employment with the Company or any Affiliate thereof or after a Termination publish or make any disparaging statements about the Company, any Affiliate or any of their directors, officers or employees, under circumstances where it is reasonably foreseeable that the statements will be made public. A disparaging statement is a communication which, if made public, would tend to malign the business or reputation of the person about whom such statement is made, and (d) the Employee will not breach the provisions of Section 3.1 hereof (any activity prohibited by clause (a), (b), (c) or (d) of this Section 4.1 being referred to as a "Prohibited Activity").

                  4.2 RIGHT TO PURCHASE SHARES. The Employee understands and agrees that the Company has granted to the Employee the right to purchase shares of Class B Common Stock to reward the Employee for the Employee's future efforts and loyalty to the Company and its Affiliates by giving the Employee the opportunity to participate in the potential future appreciation of the Company. Accordingly, (a) if the Employee engages in any Prohibited Activity, or (b) if, at any time during the Employee's employment with the Company or any of its

Affiliates or during the three years following a Termination, the Employee engages in any Competitive Activity, or (c) if, at any time (whether during the Employee's employment or after any Termination thereof), the Employee is convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice (the "Repurchase Notice") to the Employee, to purchase all or any portion of the shares of Class B Common Stock then held by the Employee.

                  4.3 PURCHASE PRICE; CLOSING.

                           (a) The purchase price per share of the shares of
Class B Common Stock purchased pursuant to this Article 4 shall be equal to the lesser of (i) the Purchase Price (adjusted to reflect any Capital Transaction effected after the Closing Date and prior to the date of the Repurchase Notice) and (ii) the Book Value Per Share. If such purchase price is determined pursuant to clause (ii) of the preceding sentence, then the Company shall, within 15 days following the later of receipt of the Employee's written request therefor (which request must be made within eight days of the date of the Repurchase Notice) and the date the relevant financial statements are available, provide the Employee with a certificate of the chief financial officer or other senior executive officer of the Company (the "Book Value Certificate") setting forth the Book Value Per Share, the calculation thereof and the Book Value of the Company and stating that a copy of the Company's financial statements as of the Valuation Date are available for review at the principal office of the Company, and shall make available to the Employee for review at the principal office of the Company a copy of the Company's financial statements as of the Valuation Date. The calculations as set forth on the Book Value Certificate shall be final and binding on the Company and the Employee for purposes of this Agreement. The Employee shall keep the Book Value Certificate, the financial statements and any other documentation provided in connection therewith confidential, shall not use any such material or any information contained therein for any purpose other than to verify the amounts due the Employee in respect of any shares owned by the Employee being purchased by the Company, and shall not disclose any such material or any information contained therein to anyone other than the Employee's legal or financial advisers who have agreed in writing to the equivalent confidentiality, non-use and non-disclosure provisions contained in this paragraph.

                           (b) The closing of a purchase pursuant to this
Section 4.3 shall take place at the principal office of the Company 10 days following the date of the Repurchase Notice (and if such tenth day is not a business day, then the first business day thereafter) or, if a written request therefor was timely made, 10 days following the date of delivery of the Book Value Certificate (and if such tenth day is not a business day, then the first business day thereafter), except that if the Company is prohibited from repurchasing any shares of Class B Common Stock pursuant to this Article 4 by any contractual obligation of the Company or any of its Affiliates or by applicable law, the closing of such purchase shall take place on the first practicable date on which the Company is permitted to purchase such shares (and the provisions of the last two sentences of Section 3.2(e) shall likewise apply to purchases pursuant to this Article 4). At such closing, the Employee shall sell, convey, transfer, assign and deliver to the Company all right, title and interest in and to the shares of Class B Common Stock being purchased by the

Company, which shall constitute (and, at the closing, the Employee shall certify the same to the Company in writing) good and unencumbered title to such shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those in favor of the Company and the FL & Co. Companies pursuant to this Agreement), and shall deliver to the Company a certificate representing the shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of the Employee, and the Company shall deliver to the Employee, in full payment of the purchase price payable pursuant to this Section 4.3 for the shares of Class B Common Stock purchased, a check payable to the order of the Employee, in the amount of the aggregate purchase price for the shares purchased. Notwithstanding anything herein to the contrary, from and after the date of the Repurchase Notice, the Employee shall not have any rights with respect to any shares of Class B Common Stock which the Employee is required to sell to the Company pursuant to this
Article 4 (including any rights pursuant to Section 3.3 or 3.4 hereof), except to receive the purchase price therefor.

                  4.4 Notwithstanding anything to the contrary set forth in Sections 3.3, 3.4 or 3.5 hereof, if at the time of a Transaction in which the Employee is participating, the Company is entitled to purchase the Employee's shares of Class B Common Stock pursuant to this Article 4, and if the purchase price per share for a purchase pursuant to this Article 4 would be less than the proceeds per share to the Employee from such Transaction, then the Employee shall be entitled to receive only the aggregate purchase price payable under this Article 4, with the balance of the proceeds of sale in the Transaction being remitted to the other stockholders of the Company participating in such Transaction pro rata in accordance with their respective participation in such Transaction.

5. STOCK CERTIFICATE LEGEND AND INVESTMENT REPRESENTATIONS; OTHER
   REPRESENTATIONS.

                5.1 LEGEND. All certificates representing shares of Class B Common Stock acquired hereunder or hereafter by the Employee (unless registered under the Act) shall bear the following legend:

                         "The shares represented by this certificate have not
                been registered under the Securities Act of 1933, as amended, or any securities regulatory authority of any state, and may not be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of except in compliance with all applicable securities laws and except in accordance with the provisions of a Stockholder's Agreement with the Company, a copy of which is available for inspection at the offices of the Company."

                5.2 REPRESENTATIONS OF THE EMPLOYEE. The Employee represents and warrants that: (a) the Employee understands that (i) the offer and sale of shares of Class B Common Stock in accordance with this Agreement have not been and will not be registered under the Act, and it is the intention of the parties hereto that the offer and sale of the securities be exempt from registration under the Act and the rules promulgated thereunder by the Securities and Exchange Commission; (ii) the shares of Class B Common Stock being acquired hereunder cannot be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of unless they are registered under the Act or an exemption from registration is available; and (iii) the purchase of Class B Common Stock hereunder does not entitle the Employee to participate in any other equity program of the Company, whether now existing or hereafter established;
(b) the Employee is acquiring the shares of Class B Common Stock being acquired hereunder for investment for the Employee's own account and not with a view to the distribution thereof; (c) the Employee will not, directly or indirectly, sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of Class B Common Stock being acquired hereunder except in accordance with this Agreement; (d) the Employee has, or the Employee together with the Employee's advisers, if any, have, such knowledge and experience in financial and business matters that the Employee is, or the Employee together with the Employee's advisers, if any, are, and will be capable of evaluating the merits and risks relating to the Employee's purchase of shares of Class B Common Stock under this Agreement; (e) the Employee has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the Employee's investment in the Class B Common Stock; (f) the Employee's decision to invest in the Company has been based upon independent investigations made by the Employee and the Employee's advisers, if any; (g) the Employee is able to bear the economic risk of a total loss of the Employee's investment in the Company; (h) the Employee has adequate means of providing for the Employee's current needs and foreseeable personal contingencies and has no need for the Employee's investment in the Class B Common Stock to be liquid; and (i) the Employee is an "accredited investor" within the meaning of either Rule 501(a)(5) or (a)(6) promulgated under the Securities Act of 1933, as amended.

6.  MISCELLANEOUS.

                  6.1 DISTRIBUTIONS. In the event of any dividend, distribution or exchange paid or made in respect of the Class B Common Stock consisting of Affiliate Securities, (a) the restrictions and rights with respect to the Class B Common Stock that are contained in this Agreement shall be applicable to the Affiliate Securities without further action of the parties (with the references to Class B Common Stock being deemed references to the Affiliate Securities and the references to the Company being deemed references to the Affiliate), and (b) as a condition precedent to the receipt of the Affiliate Securities by the Employee, the Employee shall enter into a stockholder's agreement containing terms substantially equivalent to those contained herein with respect to the Affiliate Securities (but reflecting the economics of the dividend, distribution or exchange and the capitalization of the Affiliate). The Board of Directors of the Company, in good faith, shall determine such terms and its determination shall be final and binding on the Employee.

                  6.2 FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  6.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                  6.4 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

                  6.5 INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

                  6.6 NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                  (a)      If to the Company, to:

                           FLCC Holdings, Inc.
                           c/o Forstmann Little & Co.
                           767 Fifth Avenue, 44th Floor
                           New York, New York  10153
                           Attention:  Ms. Sandra J. Horbach

                  (b) If to the Employee, to the address set forth below the Employee's signature, and if to the Legal Representative, to such Person at the address of which the Company is notified in accordance with this
                           Section 6.6.

                  6.7 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Employee without the prior written consent of the Company. In addition, each of the FL & Co. Companies shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement.

                  6.8 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

                  6.9 HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  6.11 WITHHOLDING. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld. The Employee agrees to indemnify the Company against any Federal, state and local withholding taxes for which the Company may be liable in connection with the Employee's acquisition, ownership or disposition of any Class B Common Stock.

                  6.12 NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement shall not confer upon the Employee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the Employee's employment at any time.

                  6.13 POSSESSION OF CERTIFICATES; POWER OF ATTORNEY.

                           (a) In order to provide for the safekeeping of the
certificates representing the shares of Class B Common Stock purchased by the Employee pursuant hereto and to facilitate the enforcement of the terms and conditions hereof, at the Purchase Closing (i) the Employee shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Class B Common Stock acquired by the Employee pursuant hereto and (ii) the Employee shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate. The Employee shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Class B Common Stock if the same are in the custody of the Company. After the Release Date, upon written request by the Employee therefor, the Company shall deliver to the Employee any certificates in its custody representing the Employee's shares of Class B Common Stock.

                           (b) The Employee hereby irrevocably appoints the FL &
Co. Companies, and each of them (individually and collectively, the "Representative"), the Employee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Employee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Representative shall deem necessary or appropriate in connection with a public offering of securities of the Company or a sale pursuant to Section 3.3, 3.5 or 4.2 hereof, including, without in any way limiting the generality of the foregoing, in the case of a sale pursuant to
Section 3.3 or 3.5 hereof, to execute and deliver on behalf of the Employee a purchase and sale agreement and any other agreements and documents that the Representative deems necessary in connection with any such sale, and in the case of a public offering, to execute and deliver on behalf of the Employee an underwriting agreement, a "hold back" agreement, a custody agreement, and any other agreements and documents that the Representative deems necessary in connection with any such public offering, and in the case of any sale pursuant to Section 3.3 or 3.5 hereof and any public offering pursuant to Section 3.4(a) hereof, to receive on behalf of the Employee the proceeds of the sale or public offering of the Employee's shares, to hold back from any such proceeds any amount that the Representative deems necessary to reserve against the Employee's share of any Expenses of Sale and Sale Obligations and to pay such Expenses of Sale and Sale Obligations. The Employee hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Employee's agent and attorney-in-fact. In acting for the Employee pursuant to the appointment set forth in this Section 6.13(b), the Representative shall not be responsible to the Employee for any loss or damage the Employee may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Representative in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Employee, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Employee in all matters referred to in this Section 6.13(b).

                  6.14 CONSENT TO JURISDICTION. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 6.6 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of New York or of the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.


                                FLCC HOLDINGS, INC.


                                By:   /s/ Sandra J. Horbach
                                     -------------------------------------------



                                EMPLOYEE

                                  /s/ Farid Suleman
                                ------------------------------------------------
                                Name: Farid Suleman
                                Address:

The undersigned hereby agree to be bound by the provisions of Sections 3.3 and
3.4 of the foregoing Stockholder's Agreement.


                              FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP-VI, L.P.

                              By:   FLC XXXII Partnership, L.P.
                                    its general partner


                                    By:  /s/ Sandra J. Horbach
                                         ------------------------------
                                         Sandra J. Horbach,
                                         a general partner

                              FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP-
                              VII, L.P.

                              By:   FLC XXXII Partnership, L.P.
                                    its general partner


                                    By:  /s/ Sandra J. Horbach
                                         ------------------------------
                                         Sandra J. Horbach,
                                         a general partner


                              FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND
                              EQUITY MANAGEMENT BUYOUT PARTNERSHIP-VII, L.P.

                              By:   FLC XXXIII Partnership, L.P.
                                    its general partner


                                    By:  /s/ Sandra J. Horbach
                                         ------------------------------
                                         Sandra J. Horbach,
                                         a general partner

                              FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND
                              EQUITY MANAGEMENT BUYOUT PARTNERSHIP-VIII, L.P.

                              By:   FLC XXXIII Partnership, L.P.
                                    its general partner


                                    By:  /s/ Sandra J. Horbach
                                         ------------------------------
                                         Sandra J. Horbach,
                                         a general partner

                  The undersigned acknowledges that the undersigned has read the foregoing Agreement between FLCC Holdings, Inc. and the undersigned's spouse, understands that the undersigned's spouse has purchased shares of Class B Common Stock as reflected in such Agreement and agrees to be bound by the foregoing Agreement.

                                            ----------------------------------
                                            Employee's Spouse